EXHIBIT 4.4

SFCD 0001

STERLING

Financial Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

CUSIP 859319 10 5

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CONVERTIBLE PARTICIPATING VOTING PREFERRED STOCK, SERIES D

STERLING FINANCIAL CORPORATION

transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. THIS CERTIFICATE DOES NOT REPRESENT AN ACCOUNT OF AN INSURABLE TYPE, AND THIS CERTIFICATE (AND THE SHARES REPRESENTED BY THIS CERTIFICATE) ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

This certificate is not valid until countersigned and registered by the transfer agent and registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT AND CHIEF EXECUTIVE OFFICER	SECRETARY

COUNTERSIGNED AND REGISTERED:

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

(New York, NY)

TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

The within-named Corporation will furnish to any Shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each series of each class authorized to be issued in series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to Minors
		survivorship and not as tenants			Act
		in common			(State)
			UNIF TRF MIN ACT	—	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X

X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT OF KOREA (“FSCMA”) AND THE REGULATIONS THEREUNDER, INCLUDING THE REGULATION ON SECURITIES ISSUANCE AND PUBLIC DISCLOSURE AND MAY ONLY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN COMPLIANCE WITH THE FSCMA AND THE REGULATIONS THEREUNDER, INCLUDING, WITHOUT LIMITATION, THE REQUIREMENT THAT: (A) A REGISTRATION STATEMENT BE DULY FILED WITH KOREA’S FINANCIAL SERVICES COMMISSION AS A PRE-CONDITION TO CARRYING OUT ANY TRANSFER, SALE OR DISPOSITION, AS WELL AS ANY SOLICITATIONS RELATED THERETO, IN ANY MANNER THAT WOULD CONSTITUTE A PUBLIC OFFERING UNDER THE FSCMA AND THE REGULATIONS THEREUNDER; OR (B) THAT ANY SUCH TRANSFER, SALE OR DISPOSITION OTHERWISE BE MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH REGULATIONS. SECURITIES LISTED ON THE NEW YORK STOCK EXCHANGE OR THE NASDAQ NATIONAL OR CAPITAL MARKET ARE NOT SUBJECT TO RESTRICTIONS ON TRANSFERS UNDER THE FSCMA TO THE EXTENT THAT TRANSFERS OF SUCH LISTED SECURITIES ARE MADE THROUGH AN OPEN MARKET TRANSACTION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN SECTION 4.14 OF A SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND CERTAIN INDIVIDUAL INVESTORS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE ISSUER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.